UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2010

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (b). On October 14, 2010, Infinera Corporation (the “Company”) received written notification from Jagdeep Singh that he is resigning from his position as Executive Chairman and member of the Board of Directors (the “Board”) of the Company effective immediately to devote his time and energies to the pursuit of his next ventures. The Company does not believe that Mr. Singh’s resignation was caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Singh previously had indicated that he would remain on the Board until the transition to the new chief executive officer (“CEO”), Tom Fallon, was completed. Mr. Singh believes that this transition now has been completed and that it is an opportune time for him to transition from the Company. The Company is grateful to Mr. Singh for his service as a founder, CEO and Board member since the inception of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: October 18, 2010	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal and Administrative Officer